UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013 (April 5, 2013)

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

27665 Forbes Road, Laguna Niguel CA	92677
(Address of principal executive offices)	(Zip Code)

(949) 335-5350

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Change in Registrant’s Certifying Accountant

(a)           Dismissal of Registrant’s Certifying Accountant

Effective April 5, 2013, DeJoya Griffith (“DG”) was dismissed as the Registrant’s certifying independent accountant engaged to audit our financial statements. DG was engaged as auditors to the Registrant for the fiscal year ended December 31, 2012.

DG’s report on the Company’s financial statements for the two years ended December 31, 2012 did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Prior to their dismissal, there were no disagreements with DG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DG would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested DG to provide a copy of the letter addressed to the SEC stating whether it agrees with the statements made above by the Company regarding DG.

(b)           Appointment of Registrant’s New Certifying Accountant

Effective on April 5, 2013, Corso & Company (“C&C”), whose address is 525 Shasta Drive, Encinitas, CA 92024, was engaged to serve as the Company's new independent certifying accountant to audit the Company's financial statements.

Prior to engaging C&C, the Company had not consulted C&C regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with C&C regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of DG as the Company’s certifying independent accountant and the engagement of C&C as its new certifying independent accountant were both approved by our board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers Registrant
Date: April 5, 2013
/s/ Wayne Irving II
Name: Wayne Irving II
Title: CEO and Director

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